Question 7.c)

-------------

Addendum to Question 7.c on Form NSAR

List the name of each series or portfolio and give a consecutive number to

each

series or portfolio in excess of the 90 consecutive series or portfolio

permitted by the form.

                                                                  Is this the

Series                                                            last filing

Number               Series Name                                for this

series?

                                                                   (Y or N)

92   Goldman Sachs Core Plus Fixed Income Fund                        N

97   Goldman Sachs Inflation Protected Securities Fund                N

115  Goldman Sachs Local Emerging Markets Debt Fund                   N

118  Goldman Sachs Strategic Income Fund                              N

120  Goldman Sachs High Yield Floating Rate Fund                      N

126  Goldman Sachs Short Duration Income Fund                         N

129  Goldman Sachs World Bond Fund                                                                                                      N

131  Goldman Sachs Dynamic Emerging Markets Debt Fund                 N

134  Goldman Sachs Fixed Income Macro Strategies Fund                                                                                                                 N

135  Goldman Sachs Limited Maturity Obligations Fund                                                                                                                 N

136  Goldman Sachs Long Short Credit Strategies Fund                  N

 Please refer to the Semi Annual Report to Shareholders to be filed on Form

  NCSR for additional information concerning the funds.